INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Ithaca Industries, Inc.:

We consent to incorporation by reference in the registration statement (No. 333-23555) on Form S-1 of Ithaca Industries, Inc. of our report dated March 24, 1998, relating to the balance sheet of the Glendale Hosiery Company as of December 17, 1997, and the related statements of earnings, shareholders' equity, and cash flows for the year then ended, which report appears in the June 1, 1998 Form 8-K/A of Ithaca Industries, Inc. dated June 2, 1998.



/s/ KPMG Peat Marwick LLP
-------------------------
Atlanta, Georgia
June 8, 1998